Exhibit 99.2

JULY 31, 2024

GLAUKOS CORPORATION (NYSE: GKOS)

SECOND QUARTER 2024 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the “Additional Information” section of this document.

Conference Call Information

Date:	July 31, 2024

Time:	4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers:	1-888-210-2212 (U.S.), 1-646-960-0390 (International)

Confirmation ID:	7935742

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.

Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

JULY 31, 2024

SECOND QUARTER 2024 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	2Q 2024 $95.7 million (+19% reported and +20% constant currency vs. 2Q 2023)
Gross Margin (Non-GAAP)	2Q 2024 ~82% (versus ~82% in 2Q 2023)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$266.4 million as of June 30, 2024 (versus $278.7 million as of March 31, 2024)
FY2024 Sales Guidance	FY 2024 global consolidated revenues of $370 - $376 million expected (versus $357 - $365 million previously)

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, and the other non-GAAP financial measures disclosed in this document to the most directly comparable GAAP financial measure are provided.

JULY 31, 2024

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported record second quarter net revenues of $95.7 million that were up 19% on a reported and 20% on a constant currency basis versus 2Q 2023. Our second quarter performance reflected continued solid execution across our global Glaucoma and Corneal Health franchises.

Franchise Revenue Performance

JULY 31, 2024

U.S. Glaucoma

Our second quarter U.S. Glaucoma net revenues were approximately $49.8 million, representing year-over-year growth of 26% versus 2Q 2023 driven by iStent infinite® and our overall iStent® portfolio, along with early but growing contributions from iDose® TR.

The utilization of iStent infinite for glaucoma patients that have failed medical and surgical therapy continues to expand as our ongoing clinical education efforts and an improving market access landscape take hold.

During the second quarter, we successfully advanced execution of our detailed launch plans for iDose TR, a first-of-its-kind intracameral procedural pharmaceutical that was designed to deliver glaucoma drug therapy for up to three years. Outcomes and feedback from early cases continue to be very positive and reaffirm our view that with the launch of iDose TR, we have the potential to reshape glaucoma management as we know it today.

International Glaucoma

Our second quarter International Glaucoma record net revenues were approximately $26.1 million, representing year-over- year reported growth of 17%, or 21% on a constant currency basis, versus 2Q 2023. The strong growth internationally during the second quarter was broad-based as we continue to scale our international infrastructure and increasingly drive MIGS forward as the standard of care in each region and major market in the world.

During the second quarter, we finalized a new French CEPS agreement that provides for adjusted rebate tiers and successfully expanded the addressable patient population to reflect the growing adoption of iStent inject® W in France. The net effect of this new agreement was favorable to our second quarter reported revenues and is expected to remain a tailwind for the remainder of 2024.

We remain in the early stages of expanding our IG initiatives globally ahead of what we hope will be supported by a healthy cadence of new product approvals and expanding market access in the years to come.

Corneal Health

Our second quarter Corneal Health net revenues were approximately $19.8 million, representing year-over-year growth of 7% versus 2Q 2023, including U.S. Photrexa® net sales of $16.7 million. As discussed last quarter, these second quarter results reflect the impact to Photrexa realized revenues as a result of our entry as a company into MDRP.

We continue to focus on expanding access for keratoconus patients suffering from this rare disease.

JULY 31, 2024

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	Advanced commercial launch activities in the U.S. for iStent infinite in the second quarter of 2024
o	Interventional glaucoma efforts and improved facility economics driving increased utilization of iStent infinite in standalone procedures for patients that have failed prior medical and surgical therapy
o	Focused on key market access initiatives to support consistent and dependable professional fee payment, with five of the seven MACs now including CPT code 0671T on their latest fee schedules
o	Five of the seven MACs have issued proposed LCD reconsiderations that if finalized, would provide coverage for iStent infinite consistent with FDA approval and based upon our coverage reconsideration requests
✓	Advanced initial commercial launch activities for iDose TR
o	Expanded access of iDose TR to all of our sales field personnel while continuing to target those surgeons and facilities comfortable utilizing a miscellaneous drug code
o	Unique, permanent J-code for iDose TR, J7355, became effective on July 1, 2024; this J-code is expected to increase patient access in the U.S. and should provide more streamlined, consistent, and dependable coverage and payment for iDose TR as we advance and ultimately accelerate our initial commercial launch activities
o	Advanced efforts to secure professional fee coverage and payment with MACs, as well as establish commercial and Medicare Advantage coverage now that the permanent J-code is effective
o	Expanded set of peer-reviewed literature, now consisting of seven different peer-reviewed publications highlighting iDose TR as a transformative new treatment alternative for patients suffering with glaucoma and ocular hypertension
✓	Secured several international regulatory approvals, including for iStent inject W in China and standalone usage indication for iStent inject W in Japan, alongside the approvals of both iStent infinite and PRESERFLO in Brazil earlier this year
✓	CMS’s Proposed Rules for Calendar Year 2025 – Hospital Outpatient Prospective Payment System (OPPS) and Ambulatory Surgical Center (ASC) Facility Fee Schedule updates:
o	APC assignment for standalone trabecular bypass procedures, CPT 0671T, proposed to remain in APC 5493 (unchanged versus CY 2024)

JULY 31, 2024

o	APC assignment for combined cataract plus trabecular bypass procedures, CPT 66989 and CPT 66991, proposed to remain in APC 5493 (unchanged versus CY 2024)
o	If finalized, these rules will go into effect on January 1, 2025

JULY 31, 2024

2024 Revenue Guidance Raised to Reflect Strong Momentum

Glaukos now expects full-year 2024 global consolidated net sales of $370 - $376 million, up from its previous guidance of $357 - $365 million. This upwardly revised guidance attempts to take into consideration:

●	Potential growing contributions from iStent infinite
●	Potential growing contributions from iDose TR, which are expected to be more back-end weighted in the latter part of 2024 into 2025
●	The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives
●	Potential headwinds within our U.S. Corneal Health franchise associated with our entry as a company into the MDRP
●	The latest anticipated foreign currency exchange headwinds based on the spot rates as of our 2Q 2024 earnings call on July 31, 2024
●	Combo-cataract MIGS competition globally

JULY 31, 2024

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

●iStent® micro-scale surgical devices
●iDose® sustained-release procedural pharmaceuticals
●iLution™ transdermal pharmaceuticals
●iLink® bio-activated pharmaceuticals
●Retina XR bio-erodible sustained-release pharmaceuticals

JULY 31, 2024

Key R&D and Pipeline Updates

We are continuing to prudently invest in and advance our fulsome pipeline of core novel platforms, supported by more than $600 million of investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓Progressing towards data readout in second half of 2024 for second Phase 3 confirmatory pivotal trial for Epioxa™ (Epi-on)
o	Phase 3 confirmatory trial results together with already-completed first Phase 3 trial expected to support targeted NDA submission for Epioxa by the end of 2024
✓	Preparing to commence Phase 3 clinical trial for iDose TREX, our next-generation iDose therapy, by the end of 2024
✓	Engaged the FDA in a formal regulatory dialogue regarding the re-administration of iDose TR
✓	Completed patient enrollment in Phase 2a clinical trial for iLution™ Travoprost; initial data readout expected later this year
✓	Advancing patient enrollment in PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients
✓	Advancing patient enrollment in first-in-human Retina XR clinical development program for IVT multi-kinase inhibitor in wet AMD patients (GLK-401)
✓	Advancing patient enrollment in two Phase 2 trials for third-generation iLink therapy
✓	PRESERFLO MicroShunt
o	U.S. Investigation Device Excemption (IDE) application open; targeting clinical study commencement in 2024 / 1H 2025
o	Ongoing regulatory submissions and approvals in Latin America

JULY 31, 2024

Product / Pipeline Chart

JULY 31, 2024

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Second quarter 2024 financial performance summary:

2Q 2024: 82% 2Q 2023: 82% YoY ∆: +30 bps	Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting
2Q 2024: $65.5M 2Q 2023: $52.4M YoY ∆: +25%	● +7% sequential increase vs $61.3M in 1Q 2024 ● YoY and QoQ increases primarily reflect commercial and G&A investments globally and new product launch activities
2Q 2024: $34.4M 2Q 2023: $33.2M YoY ∆: +4%	● +12% sequential increase vs $30.7M in 1Q 2024 ● YoY and QoQ increases primarily reflect continued investment in and advancement of R&D programs
2Q 2024: $99.9M 2Q 2023: $85.7M YoY ∆: +17%	● +9% sequential increase vs $92.0M in 1Q 2024
Op Loss (Non-GAAP) 2Q 2024 ($23.7M) 2Q 2023: ($22.8M) Net Loss (Non-GAAP) 2Q 2024: ($26.3M) 2Q 2023: ($26.6M) Diluted EPS (Non-GAAP) 2Q 2024: ($0.52) 2Q 2023: ($0.55)
●
Included in non-GAAP loss from operations, non-GAAP net loss and non-GAAP EPS for the second quarter of 2024 and 2023 are acquired in-process R&D (IPR&D) charges of $2.5 million and $3.0 million, respectively, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.05) and ($0.06) in each of these respective periods

2Q 2024: $2.1M 2Q 2023: $5.8M YoY ∆: (-$3.6M)
●
Capital expenditures moderating to levels more consistent with historical norms, a trend expected to continue throughout 2024
●
YoY decrease reflects the substantial completion of Aliso Viejo, CA and Burlington, MA facilities

2Q 2024: $266.4M 1Q 2024: $278.7M QoQ ∆: (-$12.3M)	● Operating expenses, capital expenditures and changes in working capital

JULY 31, 2024

Other Important Updates

➢	During the second quarter, we opportunistically executed a transaction to exchange $230 million in principal amount, or 80%, of our convertible senior notes due 2027 for common stock, helping to further solidify our already strong capital position through a de-leveraging and de-risking of our balance sheet as well as significant reduction in future cash interest expense. This convert, originally issued in June 2020 during the height of the COVID-19 pandemic, has proved to be a beneficial financial instrument that provided us with the financial flexibility to continue investing in our pipeline through COVID and other reimbursement-related uncertainties. See press release (here) and associated 8-K filing (here) for additional information.

JULY 31, 2024

Additional Information

JULY 31, 2024

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other public health crises on our business; our ability to successfully commercialize our iDose TR therapy; the impact of general macroeconomic conditions including foreign currency fluctuations; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third- party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iPRIME, iStent infinite, iDose TR, our corneal cross-linking products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC on May 3, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which we expect to file on or before August 9, 2024. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a

JULY 31, 2024

result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term “Non-GAAP” to exclude certain expenses, gains and losses to achieve the Non-GAAP purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure. Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

JULY 31, 2024

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net sales	$95,690	$80,399	$181,312	$154,298
Cost of sales	22,550	20,103	42,808	38,174
Gross profit	73,140	60,296	138,504	116,124
Operating expenses:
Selling, general and administrative	66,188	53,137	128,163	106,787
Research and development	34,426	33,234	65,152	68,405
Acquired in-process research and development	2,500	3,000	14,229	3,000
Total operating expenses	103,114	89,371	207,544	178,192
Loss from operations	(29,974)	(29,075)	(69,040)	(62,068)
Non-operating expense:
Interest income	2,828	1,894	5,911	3,542
Interest expense	(6,678)	(3,399)	(10,128)	(6,807)
Charges associated with convertible senior notes	(18,012)	-	(18,012)	-
Other expense, net	(1,701)	(1,797)	(2,729)	(1,269)
Total non-operating expense	(23,563)	(3,302)	(24,958)	(4,534)
Loss before taxes	(53,537)	(32,377)	(93,998)	(66,602)
Income tax provision	331	435	708	836
Net loss	$(53,868)	$(32,812)	$(94,706)	$(67,438)

Basic and diluted net loss per share	$(1.06)	$(0.68)	$(1.89)	$(1.40)

Weighted average shares used to compute basic and diluted net loss per share	50,715	48,281	50,169	48,082

JULY 31, 2024

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,075	$93,467
Short-term investments	193,589	201,964
Accounts receivable, net	51,217	39,850
Inventory	56,480	41,986
Prepaid expenses and other current assets	14,420	18,194
Total current assets	383,781	395,461
Restricted cash	4,733	5,856
Property and equipment, net	100,230	103,212
Operating lease right-of-use assets	26,430	27,146
Finance lease right-of-use asset	42,970	44,180
Intangible assets, net	275,673	282,956
Goodwill	66,134	66,134
Deposits and other assets	19,725	15,469
Total assets	$919,676	$940,414

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,560	$13,440
Accrued liabilities	58,523	60,574
Total current liabilities	70,083	74,014
Convertible senior notes	56,692	282,773
Operating lease liability	29,912	30,427
Finance lease liability	70,009	70,538
Deferred tax liability, net	7,142	7,144
Other liabilities	20,678	13,752
Total liabilities	254,516	478,648

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 54,852 and 49,148 shares issued and 54,824 and 49,120 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	55	49
Additional paid-in capital	1,356,819	1,059,751
Accumulated other comprehensive income	2,191	1,165
Accumulated deficit	(693,773)	(599,067)
Less treasury stock (28 shares as of June 30, 2024 and December 31, 2023)	(132)	(132)
Total stockholders’ equity	665,160	461,766
Total liabilities and stockholders’ equity	$919,676	$940,414

JULY 31, 2024

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q2 2024				Q2 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$22,550	$(5,523)	(a)	$17,027	$20,103	$(5,523)	(a)	$14,580
Gross Margin	76.4%	5.8%		82.2%	75.0%	6.9%		81.9%

Operating expenses:
Selling, general and administrative	$66,188	$(705)	(b)	$65,483	$53,137	$(705)	(b)	$52,432
Loss from operations	$(29,974)	$6,228		$(23,746)	$(29,075)	$6,228		$(22,847)

Non-operating expense:
Interest expense	$(6,678)	$3,324	(c)	$(3,354)	$(3,399)	$—		$(3,399)
Charges associated with convertible senior notes	$(18,012)	$18,012	(d)	$—	$—	$—		$—
Net loss	$(53,868)	$27,564	(e)	$(26,304)	$(32,812)	$6,228	(e)	$(26,584)
Basic and diluted net loss per share	$(1.06)	$0.54		$(0.52)	$(0.68)	$0.13		$(0.55)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $5.5 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $0.7 million.
(c)	Acceleration of amortization of non-cash debt issuance costs associated with the exchange of convertible senior notes.
(d)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(e)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company’s U.S. taxable loss positions in both 2024 and 2023.

JULY 31, 2024

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q2 2024				Year-to-Date Q2 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$42,808	$(11,046)	(a)	$31,762	$38,174	$(11,046)	(a)	$27,128
Gross Margin	76.4%	6.1%		82.5%	75.3%	7.1%		82.4%

Operating expenses:
Selling, general and administrative	$128,163	$(1,410)	(b)	$126,753	$106,787	$(1,410)	(b)	$105,377
Loss from operations	$(69,040)	$12,456		$(56,584)	$(62,068)	$12,456		$(49,612)

Non-operating expense:
Interest expense	$(10,128)	$3,324	(c)	$(6,804)	$(6,807)	$—		$(6,807)
Charges associated with convertible senior notes	$(18,012)	$18,012	(d)	$—	$—	$—		$—
Net loss	$(94,706)	$33,792	(e)	$(60,914)	$(67,438)	$12,456	(e)	$(54,982)
Basic and diluted net loss per share	$(1.89)	$0.68		$(1.21)	$(1.40)	$0.26		$(1.14)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $11.0 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $1.4 million.
(c)	Acceleration of amortization of non-cash debt issuance costs associated with the exchange of convertible senior notes.
(d)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(e)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company’s U.S. taxable loss positions in both 2024 and 2023.

JULY 31, 2024

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	2Q 2024	2Q 2023	1Q 2024	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$26,131	$22,305	$25,238	17.1%	21.0%	(3.9)%	3.5%	5.1%	(1.6)%

Total Net Sales	$95,690	$80,399	$85,622	19.0%	20.1%	(1.1)%	11.8%	12.2%	(0.4)%

(1)	Operational growth excludes the effect of translational currency
(2)	Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s past quarterly results, included with respect to the sequential comparisons included herein, please see reconciliations here.